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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-43550 and 333-51928) of Newtek Capital, Inc. of our report dated February 22, 2002 relating to the financial statements, which appears in this Form 10-KSB.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York
March 29, 2002